Exhibit 10.2


                SECOND AMENDED AND RESTATED SECURITY AGREEMENT

         THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this "Security Agreement"), dated as of September 7, 2004, is by and between FRIEDMAN'S INC. (the "Grantor") and BANK OF AMERICA, N.A., in its capacity as Collateral Agent under and as defined in the Credit Agreement (defined below).

                                   RECITALS

         WHEREAS, the Grantor, certain subsidiaries of the Grantor, Bank of America, N.A., as administrative agent, and certain lenders were parties to that certain Amended and Restated Credit Agreement, dated as of August 28, 2002 (as such agreement has been amended or otherwise modified, the "Existing Credit Agreement"). Pursuant to the Existing Credit Agreement, the Grantor entered into an Amended and Restated Security Agreement dated as of August 28, 2002 (the "Existing Security Agreement").

         WHEREAS, as of the date hereof the Grantor, each of the other Credit Parties, the Collateral Agent, and the lenders party thereto are entering into the certain Second Amended and Restated Credit Agreement (the "Credit Agreement"), which amends and restates the Existing Credit Agreement in its entirety.

         WHEREAS, in order to induce the Collateral Agent, the other Agents, and the Lenders to enter into the Credit Agreement and the Credit Documents and to make Loans and issue Letters of Credit as provided for in the Credit Agreement, the Grantor has agreed to grant a continuing Lien on the Collateral to secure the Total Obligations and wishes to amend and restate the Existing Security Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of these premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE 1

                                  DEFINITIONS

         Section 1.1 Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. In addition, the following terms shall have the following meanings:

                  "Account" means accounts, as defined in the UCC, and any other rights to payment for the sale or lease of goods or rendition of services or arising out of the use of a credit or charge card or information contained on or for use with the card, whether or not they have been earned by performance and "Accounts" means all of the foregoing.

                  "Blocked Account Agreement" means any agreement among the Grantor, the Collateral Agent, and a Clearing Bank concerning collection of payments representing proceeds from Accounts or other Collateral, in form and substance satisfactory to the Collateral Agent.

                  "Chattel Paper" has the meaning specified in the UCC, including, without limitation, Electronic Chattel Paper.

                  "Clearing Bank" means Bank of America, N.A., or any other banking institution reasonably acceptable to the Collateral Agent, with which a Payment Account has been established pursuant to a Blocked Account Agreement.

                  "Commercial Tort Claims" has the meaning specified in the UCC.

                  "Contracts" means all of the Grantor's now owned and hereafter acquired loan agreements, sales agreements, installment sale contracts, Instruments, notes, Documents, Chattel Paper, and all other forms of obligations owing to the Grantor and any collateral for any of the foregoing, including all rights under any and all security agreements and merchandise returned to or repossessed by the Grantor; provided that "Contracts" shall not include contract rights the grant of a security interest in which would violate the contract under which such rights arise except to the extent provided under
         Section 9-406(d) of the UCC.

                  "Copyright License" means any agreements, whether written or oral, providing for the grant by or to a Grantor of any right under any Copyright including, without limitation, any thereof referred to in Schedule 1.1(a) hereto.

                  "Copyright Security Agreement" means any Copyright Security Agreement executed and delivered by the Grantor to the Collateral Agent, for the benefit of the Agents and the Lenders, to evidence and perfect the Collateral Agent's Liens in the Grantor's present and future Copyrights, Copyright Licenses, and related rights, as such agreement may be amended, restated or otherwise modified from time to time.

                  "Copyrights" means (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright office including, without limitation, any thereof referred to in Schedule 1.1(a) hereto, and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 1.1(a) hereto.

                  "Deposit Accounts" has the meaning specified in the UCC.

                  "Documents" means any documents, as defined in the UCC, and any other bills of lading, warehouse receipts, or other documents of title.

                  "Electronic Chattel Paper" has the meaning specified in the UCC.

                  "Equipment" means any equipment, as defined in the UCC, and any other machinery, equipment, furniture, furnishings, fixtures, and any other tangible personal property (except Inventory), including, without limitation, embedded software, motor vehicles and other rolling stock with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds, and office equipment, as well as any of such types of property leased by a Person and any of such Person's rights and interests with respect thereto under such leases (including, without limitation, options to purchase), together with any present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties, and rights with respect thereto.

                  "Event of Default" means the occurrence of an Event of Default under the Credit Agreement.

                  "Existing Credit Agreement" has the meaning specified in the Recitals hereto.

                  "Existing Security Agreement" has the meaning specified in the Recitals hereto.

                  "Farm Products" has the meaning specified in the UCC.

                  "Fixtures" has the meaning specified in the UCC.

                  "General Intangibles" means general intangibles, as defined in the UCC, choses in action and causes of action, and any other intangible personal property of every kind and nature (other than Accounts), including, without limitation, all rights under Merchant Accounts and Merchant Account Agreements, contract rights, Payment Intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, funds which may become due to a Person in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to a Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which a Person is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property, and any letter of credit, guarantee, claim, security interest or other security held by or granted to a Person.

                  "Goods" means any goods, as defined in the UCC, embedded software to the extent included in goods, manufactured homes, standing timber that is cut and removed for sale, and unborn young of animals.

                  "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Grantor from, or are due from the Grantor to, any Affiliate of the Grantor.

                  "Instruments" has the meaning specified in the UCC.

                  "Inventory" means inventory, as defined in the UCC, goods, merchandise to be furnished under any contract of service or held for sale or lease, including, without limitation, any such inventory, goods, or merchandise which has been delivered to and is in the possession or control of another Person as a representative, agent, warehouseman, consignee, or bailee, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature, or description which are used or consumed in a Person's business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise, or other property and all documents of title or other Documents representing them.

                  "Investment Property" means any investment property, as defined in the UCC, and all (a) securities, whether certificated or uncertificated, (b) securities entitlements, (c) securities accounts,
         (d) commodity contracts, and (e) commodity accounts, together with all other units, shares, partnership interests, membership interests, equity interests, rights, or other equivalent evidences of ownership (howsoever designated) issued by any person. With respect to the Grantor, the term "Investment Property" also includes, without limitation, all Capital Stock of any Affiliate at any time owned by the Grantor.

                  Letter-of-Credit Rights" means letter-of-credit rights, as defined in the UCC, and any rights to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is entitled to demand payment or performance.

                  "Patent License" means any agreements, whether written or oral, providing for the grant by or to the Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 1.1(a) hereto.

                  "Patent Security Agreement" means any Patent Security Agreement executed and delivered by the Grantor to the Collateral Agent, for the benefit of the Agents and the Lenders, to evidence and perfect the Collateral Agent's Liens in the Grantor's present and future Patents, Patent Licenses, and related rights, as such agreement may be amended, restated or otherwise modified from time to time.

                  "Patents" means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 1.1(a) hereto, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 1.1(a) hereto.

                  "Payment Account" means any bank account established pursuant to this Security Agreement, into which funds of the Grantor (including proceeds of Accounts, Chattel Paper, General Intangibles, and other Collateral) are deposited or credited in accordance with the provisions of Section 2.3(e) hereof, and which is maintained in the name of the Collateral Agent, the Grantor, or any of them, as the Collateral Agent may determine, on terms acceptable to Collateral Agent.

                  "Payment Intangibles" has the meaning specified in the UCC.

                  "Proceeds" has the meaning specified in the UCC.

                  "Proprietary Rights" means any licenses, franchises, permits, Patents, Patent Licenses, patent rights, Copyrights, Works, Copyright Licenses, Trademarks, Trademark Licenses, and any licenses and rights related to any of the foregoing, including, with respect to the Grantor, those Patents, Trademarks, and Copyrights set forth on Schedule 1.1(a) hereto as owned by the Grantor, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.

                  "Real Estate" means, with respect to any Person, all of such Person's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds, and future interests, together with all of such Person's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto, and the easements appurtenant thereto.

                  "Secured Obligations" means, collectively, all indebtedness, liabilities and obligations (including indemnities, payment of fees, recovery of expenses and costs of enforcement and collection) of the Credit Parties under the Credit Agreement and other Credit Documents (including, interest accruing after the occurrence of a Bankruptcy Event, regardless of whether such interest is an allowed claim under the Bankruptcy Code). "Secured Obligations" includes the Total Obligations and the prompt payment and performance of the guaranty obligations of the Guarantors under the Guaranty Agreement howsoever created, evidenced, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several.

                  "Software" means any software, as defined in the UCC, other than software embedded in any category of Goods, and any computer programs and any supporting information provided in connection with a transaction related to any computer program.

                  "Supporting Obligations" means any supporting obligations, as defined in the UCC, including Letters of Credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

                  "Trademark License" means any agreement, written or oral, providing for the grant by or to the Grantor of any right to use any Trademark, including, without limitation, any thereof referred to in
         Schedule 1.1(a) hereto.

                  "Trademark Security Agreement" means any Trademark Security Agreement executed and delivered by the Grantor to the Collateral Agent, for the benefit of the Agents and the Lenders, to evidence and perfect the Collateral Agent's Liens in the Grantor's present and future Trademarks, Trademark Licenses, and related rights, as such agreement may be amended, restated or otherwise modified from time to time.

                  "Trademarks" means (a) all trademarks, with the sole exception of any pending trademark applications which have been filed with the United States Patent and Trademark Office on an "Intent to Use" basis, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 1.1(a) hereto, and (b) all renewals thereof.

                  "United States" means the United States of America.

                  "Work" means any work which is subject to copyright protection pursuant to Title 17 of the United States Code.

                                  ARTICLE 2

                          GRANT OF SECURITY INTEREST

         Section 2.1 Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations, the Grantor hereby grants to the Collateral Agent, for the benefit of the Agents and the Lenders, a continuing security interest in, lien on, pledge of, collateral assignment of, and a right to set-off against, any and all right, title and interest of the Grantor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter:

                  (a) all Accounts, including all credit enhancements therefor;

                  (b) all money, cash, Cash Equivalents, securities, and other property of any kind held directly or indirectly by any Agent or any Lender;

                  (c) all Chattel Paper;

                  (d) all Contracts;

                  (e) all Deposit Accounts, credits, and balances with and other claims against any Agent or any Lender or any of their Affiliates or any other financial institution with which the Grantor maintains deposits, including any Payment Accounts;

                  (f) all Documents;

                  (g) all Equipment;

                  (h) all Fixtures;

                  (i) all General Intangibles (including, without limitation, Payment Intangibles, Intercompany Accounts, and Software);

                  (j) all Instruments;

                  (k) all Inventory;

                  (l) all Investment Property; provided that with respect to any Voting Stock of any Foreign Subsidiary (the "more than (50.0%)" ownership test for the definition of a Foreign Subsidiary to be based solely upon the direct ownership by Grantor without regard to any indirect ownership attributable to Grantor) other than Cougar, the amount of such Voting Stock of such Foreign Subsidiary (the "more than (50.0%)" ownership test for the definition of a Foreign Subsidiary to be based solely upon the direct ownership by Grantor without regard to any indirect ownership attributable to Grantor) included in the Collateral shall be limited to the maximum amount thereof that is less than or equal to 65% of the issued and outstanding Voting Stock of such Foreign Subsidiary; provided further that with respect to the Voting Stock of Cougar, the pledge and security interest granted herein shall attach only upon approval of the pledge by the Financial Services Commission of the Turks and Caicos Islands, British West Indies;

                  (m) all Supporting Obligations and Letter-of-Credit Rights;

                  (n) all Goods;

                  (o) all Commercial Tort Claims from time to time disclosed to the Collateral Agent pursuant to Sections 2.4(j) and 2.5(m);

                  (p) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by the Grantor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

                  (q) all accessions to, substitutions for, and replacements and products of any of the foregoing; and

                  (r) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

         All of the foregoing, together with the Real Estate covered by each Mortgage (if any), all equity interests in Subsidiaries pledged to the Collateral Agent and all other property of the Grantor in which the any Agent or any Lender may at any time be granted a Lien as collateral for the Secured Obligations, is herein collectively referred to as the "Collateral".

         Section 2.2 Security for Secured Obligations. The Grantor hereby acknowledges and agrees that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising (and to the extent that the Collateral was also Collateral under the Existing Security Agreement confirms and continues its prior granted security interest, pledge, and assignment provided for in the Existing Security Agreement) and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, or Trademark Licenses.

         Section 2.3 Special Provisions.

                  (a) General Nature of Interest. Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Accounts, Chattel Paper, Contracts, and General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither any Agent nor any Lender shall have any obligation or liability under any Accounts, Chattel Paper, Contracts, or General Intangibles (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by any Agent or any Lender of any payment relating thereto, nor shall any Agent or any Lender be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Account , Chattel Paper, Contract, or General Intangible (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (b) Field Audits and Inspections. The Collateral Agent shall, at the Borrowers' expense, accompanied by any other Agent or Lender which so elects with the consent of the Collateral Agent, have the right to directly, or through the engagement of such independent public accountants, agents and advisors as it may deem advisable or appropriate, make periodic inspections and conduct periodic field audits, including test verifications, of the Accounts, Chattel Paper, Contracts, General Intangibles, and other Collateral, in such manner as it may deem advisable or appropriate (i) whenever any Default or Event of Default exists and (ii) at such other times as the Collateral Agent may request, but not more frequently than once every Fiscal Quarter. The Collateral Agent may communicate with account debtors, in it own name or in the name of the account creditor, for purposes of verifying Accounts, Chattel Paper, Contracts, or General Intangibles. The Grantor will provide access to its books and records, its facilities and its officers, employees and agents and will cooperate with and accommodate reasonable requests in connection with such inspections and field audits as provided in the Credit Agreement. The cost of inspections and field audits shall include, without limitation, in the case of inspections and field audits conducted by employees of the Collateral Agent, a fee of $850 per day per auditor (subject to change) and out-of-pocket expenses.

                  (c) Appraisals. The Collateral Agent may, at the Borrowers' expense, conduct periodic appraisals of the Collateral in such manner as it may deem advisable or appropriate, including, without limitation, to determine Net Orderly Liquidation Value and Appraisal Value (i) whenever any Default or Event of Default exists and (ii) at such other times as the Collateral Agent may request, but not more frequently than once every Fiscal Quarter. The Collateral Agent, accompanied by any other Agent or Lender which so elects with the consent of the Collateral Agent, may conduct such appraisals directly or may engage independent appraisers as it may deem advisable or appropriate. The Grantor will provide access to its books and records, its facilities and its officers, employees, and agents and will cooperate with and accommodate reasonable requests in connection with such appraisal inspections as provided in the Credit Agreement.

                  (d) Legend. The Grantor represents and warrants that it is in compliance with the legend requirements of the Existing Security Agreement with respect to all Documents, Instruments, Chattel Paper and installment sales agreements existing as of the close of business on the Business Day immediately preceding the Closing Date. The Grantor will print or otherwise affix a legend prominently on the face of its Documents, Instruments, Chattel Paper, and installment sales agreements, in each case providing notice of the security interest therein provided hereunder. The legend shall be in form and substance satisfactory to the Collateral Agent, but in the absence of special instructions, may read as follows:

         "THIS WRITING AND THE OBLIGATIONS EVIDENCED OR SERVED HEREBY ARE SUBJECT TO THE SECURITY INTEREST OF BANK OF AMERICA, N.A., AS THE COLLATERAL AGENT (THE "COLLATERAL AGENT"), FOR THE BENEFIT OF THE COLLATERAL AGENT, THE OTHER AGENTS, AND THE LENDERS PURSUANT TO THAT CERTAIN SECOND AMENDED AND RESTATED SECURITY AGREEMENT DATED AS OF SEPTEMBER 7, 2004 BETWEEN FRIEDMAN'S INC., A DELAWARE CORPORATION, AND THE COLLATERAL AGENT, AMONG OTHERS."

                  (e) Establishment of Payment Accounts.

                           (i) Until the Collateral Agent notifies the Grantor
                  to the contrary, the Grantor shall make collection of all of its Accounts, Chattel Paper, General Intangibles, and other Collateral for the Collateral Agent, shall receive all payments as the Collateral Agent's trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into one of the deposit accounts identified on Schedule 6.22 to the Credit Agreement or any other deposit account of the Grantor, acceptable to the Collateral Agent, which has previously been disclosed to the Collateral Agent in writing by the Grantor, and thereafter cause all funds deposited in such deposit accounts to be immediately delivered to a Payment Account established for the account of one or more of the Borrowers at a Clearing Bank acceptable to the Collateral Agent, subject to a Blocked Account Agreement. If the Collateral Agent requests, the Grantor shall establish a lock-box service for collections of Accounts at a Clearing Bank acceptable to the Collateral Agent and subject to a Blocked Account Agreement and other documentation acceptable to the Collateral Agent. If such lock-box service is established, the Grantor shall instruct all account debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, the Grantor receives any proceeds of Accounts and Payment Intangibles, it shall receive such payments as the Collateral Agent's trustee, and shall immediately deliver such payments to the Collateral Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Collateral Agent may direct. All collections received in any lock-box or Payment Account or directly by the Grantor or the Collateral Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Collateral Agent's sole control and withdrawals by the Grantor shall not be permitted. During the existence of an Event of Default, the Grantor, at the Collateral Agent's request, shall execute and deliver to the Collateral Agent such documents as the Collateral Agent shall require to grant the Collateral Agent access to any post office box in which collections of Accounts are received.

                           (ii) If sales of Inventory are made or services are
                  rendered by the Grantor for cash or credit card, the Grantor shall immediately deliver, or cause to be delivered to the Collateral Agent or deposit into a Payment Account, all cash which the Grantor receives or is entitled to receive in connection with such sale.

                           (iii) All payments, including immediately available
                  funds received by the Collateral Agent at a bank designated by it, whether or not received by the Collateral Agent on account of Accounts, Chattel Paper, Contracts, General Intangibles, Payment Intangibles, or as proceeds of other Collateral will be under the sole dominion and control of the Collateral Agent for its benefit and the benefit of the Agents and the Lenders and will be credited to the outstanding Total Obligations of the Borrowers (conditional upon final collection) in accordance with the Credit Agreement on the same day received (if received prior to 2:00 p.m. Pasadena, California time), otherwise on the next Business Day.

                           (iv) In the event the Grantor repays all of the
                  Secured Obligations upon the termination of this Security Agreement or upon acceleration of the Secured Obligations, other than through the Collateral Agent's receipt of payments on account of the Accounts and Payment Intangibles or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the Grantor's account upon the Collateral Agent's receipt of immediately available funds.

                  (f) Inventory. The Grantor will maintain a perpetual inventory reporting system at all times and will conduct a physical count of its Inventory as set forth in the Credit Agreement, and during the existence of an Event of Default, at such other times as the Collateral Agent may reasonably request. During the existence of an Event of Default, the Grantor will, upon the Collateral Agent's request, promptly instruct all suppliers, carriers, forwarders, custom brokers, warehouses, or others receiving or holding cash, checks, Inventory, Documents, or Instruments in which the Collateral Agent holds a Lien to deliver such Collateral to the Collateral Agent and/or subject to the Collateral Agent's order, and if any such Collateral shall come into the Grantor's possession, to deliver such Collateral, upon the Collateral Agent's request, to the Collateral Agent in its original form. The Grantor shall also, at the Collateral Agent's request, during the existence of an Event of Default, designate the Collateral Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

                  (g) Consigned Inventory. The Grantor will keep and maintain complete and accurate books and records identifying all Inventory held on consignment, all sales thereof, identification of the consignor thereof, a true and complete copy of the consignment agreement between the Grantor and such consignor in respect thereof, and accounts payable by the Grantor to such consignor in respect thereof. The Grantor agrees that it will not grant to any such consignor any interest in proceeds (including cash proceeds, Accounts, Instruments, Chattel Paper, or Contracts constituting proceeds) of any such consigned inventory.

         Section 2.4 Representations and Warranties. The Grantor hereby represents and warrants to the Collateral Agent, for the benefit of the Agents and the Lenders, that as of the Closing Date:

                  (a) Chief Executive Office; Books & Records. The chief executive office and chief place of business of the Grantor is (and for the prior four months has been) located at the location set forth on Schedule 2.4(a) hereto, and the Grantor keeps its books and records at such locations.

                  (b) Location of Collateral. The location of all Collateral owned by the Grantor is as shown on Schedule 2.4(b) hereto.

                  (c) Ownership. It is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign, or transfer the same free and clear of all Liens whatsoever, except for Permitted Liens. There exists no "adverse claim" within the meaning of Section 8-302 of the UCC with respect to the Capital Stock and other Investment Property owned by the Grantor.

                  (d) Jurisdiction of Ownership; Prior Names; Tradenames.
         Schedule 2.4(d) attached hereto correctly identifies the Grantor's legal name as of the date hereof as it appears in official filings in the jurisdiction of its incorporation or other organization, the type of entity of the Grantor, the employer or taxpayer identification number of the Grantor, the organizational identification number issued by the Grantor's jurisdiction of incorporation or organization or a statement that no such number has been issued, and the jurisdiction in which the Grantor is incorporated or organized. The Grantor has only one jurisdiction of incorporation or organization. The Grantor has not in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 2.4(d) attached hereto.

                  (e) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, in the Collateral of the Grantor and, when properly perfected by filing, shall constitute a valid perfected security interest in such Collateral, to the extent such security interests can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.

                  (f) Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  (g) Accounts, Chattel Paper. (i) Each Account and Chattel Paper of the Grantor and the papers and documents relating thereto are genuine and in all material respects what they purport to be,
         (ii) each Account and Chattel Paper arises out of, and each future Account and Chattel Paper will represent, a bona fide sale or lease and delivery of goods by the Grantor, or rendition of services by the Grantor, in the ordinary course of business, and (iii) no surety bond was required or given in connection with any Account or Chattel Paper of the Grantor or the contracts or purchase orders out of which they arose.

                  (h) Inventory. All Inventory produced by the Grantor in the United States has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders promulgated thereunder.

                  (i) Copyrights, Patents and Trademarks.

                           (i) Schedule 1.1(a) hereto includes all Copyrights,
                  Copyright Licenses, Patents, Patent Licenses, Trademarks, and Trademark Licenses owned by the Grantor in its own name as of the date hereof.

                           (ii) To the best of the Grantor's knowledge, each
                  material Copyright, Patent and Trademark of the Grantor is valid, subsisting, unexpired, enforceable and has not been abandoned.

                           (iii) Except as set forth in Schedule 1.1(a)
                  hereto, no material Copyright, Patent or Trademark is the subject of any licensing or franchise agreement.

                           (iv) To the best of the Grantor's knowledge, no
                  holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any material Copyright, Patent, or Trademark.

                           (v) To the best of the Grantor's knowledge, no
                  action or proceeding is pending seeking to limit, cancel or question the validity of any material Copyright, Patent or Trademark, or which, if adversely determined, would have a Material Adverse Effect on the value of any material Copyright, Patent or Trademark.

                           (vi) All applications in the United States
                  pertaining to the material Copyrights, Patents, and Trademarks of the Grantor have been duly and properly filed, and all registrations or letters in the United States pertaining to such Copyrights, Patents, and Trademarks have been duly and properly filed and issued, and all of such Copyrights, Patents, and Trademarks are valid and enforceable.

                           (vii) The Grantor has not made any assignment or
                  agreement in conflict with the security interest in the Copyrights, Patents, or Trademarks of the Grantor hereunder.

                  (j) Commercial Tort Claims. Schedule 2.4(j) attached hereto is a complete list of the commercial tort claims owned by the Grantor.

                  (k) Exercising of Rights. The exercise by the Collateral Agent of its rights and remedies hereunder will not violate any Requirement of Law or Contractual Obligation of the Grantor.

                  (l) No Other Shares. The Grantor owns no Capital Stock other than as set forth on Schedule 1.1B or Schedule 6.14 of the Credit Agreement.

         Section 2.5 Covenants. The Grantor covenants that, so long as any of the Secured Obligations remain outstanding and until this Security Agreement shall have been terminated, the Grantor shall:

                  (a) Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease, or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement.

                  (b) Preservation of Collateral. Keep the Collateral in good order, condition and repair, ordinary wear and tear excepted, and not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation, or ordinance.

                  (c) Instruments/Chattel Paper. Promptly upon demand, the Grantor shall deliver to the Collateral Agent all Collateral consisting of negotiable Documents, certificated securities (accompanied by stock powers executed in blank), and Instruments promptly after the Grantor receives the same properly endorsed to the Collateral Agent in form and substance satisfactory to it. During the existence of an Event of Default, upon the request of the Collateral Agent, the Grantor shall deliver to the Collateral Agent all Collateral consisting of Chattel Paper promptly after the Grantor receives the same properly endorsed to the Collateral Agent in form and substance satisfactory to it, promptly upon demand. If the Grantor retains possession of any Documents, Instruments, or Chattel Paper with the Collateral Agent's consent or pursuant to the terms hereof, such Documents, Instruments, or Chattel Paper shall bear a legend substantially in the form set forth in Section 2.3(d) hereof.

                  (d) Change in Location. Not, without providing 10 days prior written notice to the Collateral Agent and without filing such amendments to any previously filed financing statements as the Collateral Agent may require, (a) change the location of its chief executive office and chief place of business (as well as its books and records) from the locations set forth on Schedule 2.4(a) hereto,
         (b) except in connection with the opening, acquisition, or relocation of a retail store in accordance with Section 8.18 of the Credit Agreement, change the location of its Collateral from the locations set forth for the Grantor on Schedule 2.4(b) hereto, or (c) change its name, be party to a merger, consolidation or other change in structure or use any tradename other than as set forth on Schedule 2.4(d) attached hereto.

                  (e) Change in Jurisdiction or Type of Entity. Not, except as provided in the Credit Agreement, reincorporate or reorganize itself under the laws of any jurisdiction or change its type of entity identified on Schedule 2.4(d) hereto without the prior written consent of the Collateral Agent.

                  (f) Perfection of Security Interest. Execute, deliver, and/or file and record such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Collateral Agent may reasonably request) and do all such other things as the Collateral Agent may reasonably deem necessary or appropriate (i) to assure to the Collateral Agent its security interests hereunder, including, without limitation, (A) with regard to Copyrights and Copyright Licenses, a Copyright Security Agreement, (B) with regard to Patents and Patent Licenses, a Patent Security Agreement, and (C) with regard to Trademarks and Trademark Licenses, a Trademark Security Agreement, and (D) with regard to Real Estate, a Mortgage, (ii) to consummate the transactions contemplated hereby, and (iii) to otherwise protect and assure the Collateral Agent of its rights and interests hereunder. To that end, the Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office any financing statements and amendments thereto that
         (y) indicate the Collateral (1) as "all assets" or "all personal property" of the Grantor, or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (2) as being of an equal or lesser scope or with greater detail, and (z) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (1) whether the Grantor is an organization, the type of organization, any organization identification number issued to the Grantor, and any employer or taxpayer identification number issued to the Grantor, and (2) in the case of a financing statement filed as a fixture filing or indicating any Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which such Collateral relates. The Grantor agrees to furnish any such information to the Collateral Agent promptly upon request. The Grantor also ratifies its authorization for the Collateral Agent or any of the other Agents to file any like financing statements or amendments thereto if filed prior to the date hereof, whether in connection with the security interests granted pursuant to this Security Agreement or the Existing Security Agreement, as applicable. The Grantor hereby agrees that a carbon, photographic, photostatic, or other reproduction of this Security Agreement or of a financing statement is sufficient for filing as a financing statement by the Collateral Agent without notice thereof to the Grantor wherever the Collateral Agent may in its sole discretion desire to file the same. To the extent, if any, that the Grantor's authorization given in this subsection (f) is not sufficient, and without otherwise limiting such authorization, to file such financing statements with respect to this Security Agreement, with or without the Grantor's signature, or to file a photocopy of this Security Agreement in substitution for a financing statement, as the Collateral Agent may deem appropriate and to execute in the Grantor's name such financing statements and amendments thereto and continuation statements which may require the Grantor's signature. If any Collateral is in the possession or control of the Grantor's agent and the Collateral Agent so requests, the Grantor agrees to notify such agent in writing of the Collateral Agent's security interest therein and, upon the Collateral Agent's request, instruct them to hold all such Collateral for the Agents' and the Lenders' account and subject to the Collateral Agent's instructions. The Grantor agrees to mark its books and records to reflect the security interest of the Collateral Agent in the Collateral. The Grantor acknowledges that it is not authorized to file any financing statement or amendment or release or partial release or termination statement or with respect to any financing statement filed by any Agent or any Lender in connection with the Existing Security Agreement, this Security Agreement or any other Credit Document without the prior written consent of the Collateral Agent and agrees that it will not do so without the prior written consent of the Collateral Agent, subject to the Grantor's rights under Section 9-509(d)(2) of the UCC.

                  (g) Treatment of Accounts, Chattel Paper. Not grant or extend the time for payment of any Account or Chattel Paper, or compromise or settle any Account or Chattel Paper for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of the Grantor's business or as otherwise permitted by the Credit Agreement.

                  (h) Collateral held by Other Parties. To the extent required by the Credit Agreement, deliver to the Collateral Agent an authenticated bailee letter, in form and substance satisfactory to the Collateral Agent, from each warehouseman, bailee, agent and processor in possession or control of any Collateral acknowledging that such warehouseman, bailee, agent, or processor, as applicable, will hold possession of the Collateral for the Collateral Agent's benefit.

                  (i) Covenants Relating to Copyrights.

                           (i) Employ each material Copyright for each Work
                  with such notice of copyright as may be required by law to secure copyright protection.

                           (ii) Not do any act or knowingly omit to do any act
                  whereby any material Copyright may become invalidated and
                  (A) not do any act, or knowingly omit to do any act, whereby any material Copyright may become injected into the public domain; (B) notify the Collateral Agent immediately if it knows, or has reason to know, that any material Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding the Grantor's ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Copyright owned by the Grantor including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Collateral Agent of any material infringement of any material Copyright of the Grantor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

                           (iii) Not make any assignment or agreement in
                  conflict with the security interest in the Copyrights of the Grantor hereunder except as not prohibited under the Credit Agreement.

                  (j) Covenants Relating to Patents and Trademarks.

                           (i) (A) Continue to use each material Trademark on
                  each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures, and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration, (D) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Agents and the Lenders, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material Trademark may become invalidated.

                           (ii) Not do any act, or omit to do any act, whereby
                  any material Patent may become abandoned or dedicated.

                           (iii) Notify the Agents and the Lenders immediately
                  if it knows, or has reason to know, that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Grantor's ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same.

                           (iv) Whenever the Grantor, either by itself or
                  through an agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, the Grantor shall report such filing to the Agents and the Lenders within five Business Days after the last day of the Fiscal Quarter in which such filing occurs. Upon request of the Collateral Agent, the Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Agents' and the Lenders' security interest in any Patent or Trademark and the goodwill and general intangibles of the Grantor relating thereto or represented thereby.

                           (v) Take all reasonable and necessary steps,
                  including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                           (vi) Promptly notify the Agents and the Lenders
                  after it learns that any material Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

                           (vii) Not make any assignment or agreement in
                  conflict with the security interest in the Patents or Trademarks of the Grantor hereunder except as not prohibited under the Credit Agreement.

                  (k) New Patents, Copyrights and Trademarks. Promptly provide the Collateral Agent with (i) a listing of all applications, if any, for new Copyrights, Patents or Trademarks (together with a listing of the issuance of registrations or letters on present applications), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder, and (ii) (A) with respect to Copyrights, a Copyright Security Agreement, (B) with respect to Patents, a Patent Security Agreement, (C) with respect to Trademarks, a Trademark Security Agreement or (D) such other duly executed documents as the Collateral Agent may request in a form acceptable to counsel for the Collateral Agent and suitable for recording to evidence the security interest in the Copyright, Patent, or Trademark which is the subject of such new application.

                  (l) Insurance. Insure, repair, and replace the Collateral of the Grantor as set forth in the Credit Agreement. All insurance proceeds relating to the Collateral shall be subject to the security interest of the Collateral Agent hereunder.

                  (m) Commercial Tort Claims. Promptly notify the Collateral Agent of any Commercial Tort Claim acquired by the Grantor, and unless otherwise consented by the Collateral Agent, the Grantor shall enter into documentation satisfactory to the Collateral Agent to (i) amend Schedule 2.4(j) to include such commercial tort claim, and (ii) grant to the Collateral Agent a first priority perfected Lien on such Commercial Tort Claim.

                  (n) Control Agreements; Blocked Account Agreements. Upon the Collateral Agent's request and otherwise in accordance with the terms of the Credit Agreement, obtain an authenticated control agreement from each issuer of uncertificated securities and from each securities intermediary or commodities intermediary issuing or holding any financial assets or commodities to or for the Grantor. In accordance with the UCC (or other applicable Requirements of Law) and to the extent requested by the Collateral Agent, the Grantor shall use commercially reasonable efforts to grant the Collateral Agent control of all of the Grantor's (i) Deposit Accounts (pursuant to a Blocked Account Agreement or other agreement in form and substance satisfactory to the Collateral Agent), (ii) Electronic Chattel Paper, and (iii) all "transferable records" (as defined in the Uniform Electronic Transactions Act). Upon the Collateral Agent's request, the Grantor shall cause to be delivered to the Collateral Agent an agreement, in form and substance satisfactory to the Collateral Agent, executed by each Person with whom the Grantor is party to a Merchant Account Agreement, pursuant to which such Person shall agree to disburse to a Payment Account all deposits, payments, credits, proceeds and other amounts from time to time payable to Grantor by such Person under such Merchant Account Agreement.

                  (o) Letters of Credit. If the Grantor is or becomes the beneficiary of a letter of credit, promptly notify the Collateral Agent thereof and upon the Collateral Agent's request enter into a tri-party agreement with the Collateral Agent and the issuer and/or confirmation bank with respect to all Letter-of Credit Rights thereunder assigning such Letter-of-Credit Rights to the Collateral Agent and directing all payments thereunder to the Payment Account, all in form and substance reasonably satisfactory to the Collateral Agent.

                  (p) Voting Rights, Distributions, Etc. in Respect of Investment Property.

                           (i) So long as no Event of Default exists (A) the
                  Grantor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers, and notifications in respect of any securities) pertaining to its Investment Property or any part thereof; provided, however, that without the prior written consent of the Collateral Agent and the Required Lenders, no vote shall be cast or consent, waiver, or ratification given or action taken which would
                  (1) be inconsistent with or violate any provision of the Credit Agreement, this Security Agreement, or any other Credit Document or (2) amend, modify, or waive any material term, provision, or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document or other agreement relating to, evidencing, providing for the issuance of, or securing any such Investment Property, in any manner that would impair such Investment Property, the transferability thereof, or the Collateral Agent's Liens therein, and (B) the Grantor shall be entitled to receive and retain any and all dividends and interest paid in respect of any of such Investment Property (unless otherwise required by this Security Agreement).

                           (ii) During the existence of an Event of Default,
                  (A) the Collateral Agent may, without notice to the Grantor or any other Person obligated for payment of all or any part of the Secured Obligations, transfer or register in the name of the Collateral Agent or any of its nominees, for the benefit of the Agents and the Lenders, any or all of the Collateral consisting of Investment Property, the proceeds thereof (in cash or otherwise), and all liens, security, rights, remedies, and claims of the Grantor with respect thereto (as used in this Section 2.5(p) collectively, the "Pledged Collateral") held by the Collateral Agent hereunder, and the Collateral Agent or its nominee may thereafter, after delivery of notice to the Grantor, exercise all voting and corporate rights at any meeting of any corporation, partnership, or other business entity issuing any of the Pledged Collateral and any and all rights of conversion, exchange, subscription, or any other rights, privileges, or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization, or other readjustment of any corporation, partnership, or other business entity issuing any of such Pledged Collateral or upon the exercise by any such issuer or the Collateral Agent of any right, privilege, or option pertaining to any of the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges, or options, and the Collateral Agent shall not be responsible for any failure to do so or delay in so doing, (B) after the Collateral Agent's giving of the notice specified in clause (A) of this Section 2.5(p)(ii), all rights of the Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (A) of Section 2.5(p)(i) and to receive the dividends, interest, and other distributions which it would otherwise be authorized to receive and retain thereunder shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in the Collateral Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest, and other distributions, (C) all dividends, interest, and other distributions which are received by the Grantor contrary to the provisions of this
                  Section 2.5(p)(ii) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement), and (D) the Grantor shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 2.5(p)(ii) and to receive the dividends, interest, and other distributions which it is entitled to receive and retain pursuant to this Section 2.5(p)(ii). The foregoing shall not in any way limit the Collateral Agent's power and authority granted pursuant to
                  Section 2.9.

                  (q) Capital Stock. Promptly notify the Collateral Agent if the Grantor acquires any Capital Stock other than as set forth on
         Schedule 1.1B or on Schedule 6.14 of the Credit Agreement.

                  (r) Location of Collateral. Within seven (7) days of the Collateral Agent's request, provide the Collateral Agent with the names and contact address information (including telephone numbers) of the owners of any property leased by the Grantor and of the tenants of any property leased by the Grantor.

         Section 2.6 Advances by Lenders. On failure of any the Grantor to perform any of the covenants and agreements contained herein, the Collateral Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other reasonable expenditures which the Agents or the Lenders may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Grantor promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the default rate specified in Sections 4.1 and 4.2 of the Credit Agreement. No such performance of any covenant or agreement by the Agents or the Lenders on behalf of the Grantor, and no such advance or expenditure therefor, shall relieve the Grantor of any default under the terms of this Security Agreement or any of the other Credit Documents. The Lenders may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by the Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

         Section 2.7 Exercise of Remedies. Remedies may be exercised hereunder at any time during the existence of an Event of Default as set forth in the Credit Agreement.

         Section 2.8 Remedies.

                  (a) General Remedies. In addition to all other rights and remedies provided herein or under the other Credit Documents or by law (including, but not limited to, the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral), the Collateral Agent shall have the default rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Collateral Agent may, during the existence of an Event of Default and as provided in
         Section 2.7, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantor, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantor to assemble and make available to the Collateral Agent at the expense of the Grantor any Collateral at any place and time designated by the Collateral Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which the Grantor hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any exchange or broker's board or elsewhere, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). In addition to all other sums due the Agents and the Lenders with respect to the Secured Obligations, the Grantor shall pay the each Agent and each Lender all reasonable documented costs and expenses actually incurred by such Agent or Lender, including, but not limited to, reasonable attorneys' fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against any such Agent or Lender or the Grantor concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, the Grantor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Grantor in accordance with the notice provisions of Section 13.1 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. None of the Agents or the Lenders shall be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable law, any Lender may be a purchaser at any such sale or a bidder for any Investment Property. To the extent permitted by applicable law, the Grantor hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Collateral Agent and the Lenders may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Collateral Agent and the Lenders may further postpone such sale by announcement made at such time and place.

                  (b) Remedies relating to Accounts, Chattel Paper, General Intangibles. During the existence of an Event of Default, whether or not the Collateral Agent has exercised any or all of its rights and remedies hereunder, the Collateral Agent or the Collateral Agent's designee may notify the Grantor's account debtors that the Grantor's Accounts, Chattel Paper, General Intangibles, and Payment Intangibles have been assigned to the Collateral Agent and of the Collateral Agent's security interest therein, and may collect such Accounts, Chattel Paper, General Intangibles, and Payment Intangibles directly and charge the collection costs and expenses against the proceeds received or the Grantor. The Grantor acknowledges and agrees that the Proceeds of its Accounts, Chattel Paper, and General Intangibles remitted to or on behalf of the Collateral Agent in accordance with the provisions hereof shall be solely for the Collateral Agent's own convenience and that the Grantor shall not have any right, title or interest therein or in any such other amounts except as expressly provided herein. None of the Agents or the Lenders shall have any liability or responsibility to the Grantor for acceptance of a check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. The Grantor hereby agrees to indemnify the Agents and the Lenders from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys' fees suffered or actually incurred by the Agents or the Lenders (each, an "Indemnified Party") because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Grantor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.

                  (c) Access. In addition to the rights and remedies hereunder, during the existence of an Event of Default, the Collateral Agent shall have the right to enter and remain upon the various premises of the Grantor without cost or charge to the Collateral Agent, and use the same, together with materials, supplies, books and records of the Grantor for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise, and, in addition, the Collateral Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

                  (d) Nonexclusive Nature of Remedies. Failure by the Agents or the Lenders to exercise any right, remedy, or option under this Security Agreement, any other Credit Document or as provided by law, or any delay by the Agents or the Lenders in exercising the same, shall not operate as a waiver of any such right, remedy, or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Agents or the Lenders shall only be granted as provided herein. To the extent permitted by law, neither the Agents, the Lenders, nor any party acting as attorney for the Agents or the Lenders, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Agents and the Lenders under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Agents or the Lenders may have.

                  (e) Retention of Collateral. The Collateral Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, to the extent the Collateral Agent is in possession of any of the Collateral, retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Collateral Agent shall have provided such notices in writing, however, the Collateral Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

                  (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Agents or the Lenders are legally entitled, the Grantor shall be liable for the deficiency, together with interest thereon at the default rate specified in Sections 4.1 and 4.2 of the Credit Agreement, together with the costs of collection and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

                  (g) Private Sale of Pledged Collateral. During the existence of an Event of Default, the Grantor recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Collateral (as defined in Section 2.5(p)(ii) of this Security Agreement) and that the Collateral Agent may, therefore, determine to make one or more private sales of any of such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit that issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Exchange Act. The Grantor further acknowledges and agrees that any offer to sell such Pledged Collateral which has been
         (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Exchange Act) or (ii) made privately in the manner described above shall be deemed to involve a "public sale" under the UCC, notwithstanding that such sale may not constitute a "public offering" under the Securities Exchange Act, and the Collateral Agent may, in such event, bid for the purchase of such Pledged Collateral.

         Section 2.9 Rights of the Collateral Agent.

                  (a) Power of Attorney. In addition to other powers of attorney contained herein, the Grantor hereby designates and appoints the Collateral Agent, on behalf of the Agents and the Lenders, and each of its designees or agents, as attorney-in-fact of the Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions:

                           (i) (A) receive, open and dispose of mail addressed
                  to the Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of the Grantor on behalf of and in the name of the Grantor, or securing, or relating to such Collateral;

                           (B) execute and deliver all assignments,
                  conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may determine reasonably necessary in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

                           (ii) during the existence of an Event of Default,

                           (A) to demand, collect, settle, compromise, adjust,
                  give discharges and releases, all as the Collateral Agent may reasonably determine;

                           (B) to commence and prosecute any actions at any
                  court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

                           (C) to defend, settle, or compromise any action
                  brought and, in connection therewith, give such discharge or release as the Collateral Agent may deem reasonably appropriate;

                           (D) sell, assign, transfer, make any agreement in
                  respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes;

                           (E) adjust and settle claims under any insurance
                  policy relating thereto;

                           (F) institute any foreclosure proceedings that the
                  Collateral Agent may deem appropriate;

                           (G) do and perform all such other acts and things
                  as the Collateral Agent may reasonably deem to be necessary to carry out the terms of the Credit Agreement; and

                           (H) to pay or discharge taxes, liens, security
                  interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral (as defined in Section 2.5(p)(ii) of this Security Agreement) or the Grantor.

         This power of attorney is a power coupled with an interest and shall be irrevocable (y) for so long as any of the Secured Obligations remain outstanding and (z) until this Security Agreement shall have been terminated. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to protect, preserve, and realize upon its security interest in the Collateral.

                  (b) Performance by the Collateral Agent of Obligations. If the Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent actually incurred in connection therewith shall be payable by the Grantor pursuant to Section 3.14 hereof.

                  (c) Assignment by the Collateral Agent. The Collateral Agent may, for its own account, from time to time assign the Secured Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Collateral Agent, as a secured party in its individual capacity, under this Security Agreement in relation thereto.

                  (d) The Collateral Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantor shall be responsible for preservation of all rights in the Collateral, and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantor. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

                  (e) Indemnities and Standards under the Credit Agreement. In addition to the foregoing provisions of this Section, the Collateral Agent shall be entitled to the benefits, standards and indemnities afforded to it under the Credit Agreement.

         Section 2.10 Application of Proceeds. During the existence of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Collateral Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Secured Obligations for application as provided in the Credit Agreement, and the Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Collateral Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

         Section 2.11 Costs of Counsel. If at any time hereafter, whether during the existence of an Event of Default or not, the Agents employ counsel to prepare or consider amendments, waivers or consents with respect to this Security Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Security Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Security Agreement or with respect to the Collateral, then the Grantor agrees to promptly pay upon demand any and all such reasonable documented costs and expenses actually incurred by the Agents, all of which costs and expenses shall constitute Secured Obligations hereunder.

                                  ARTICLE 3

                                 MISCELLANEOUS

         Section 3.1 Continuing Agreement. This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remain outstanding (other than any obligations with respect to the indemnities and the representations and warranties set forth in the Credit Documents) and upon satisfactory collateralization of all Letters of Credit. Upon such payment and termination, this Security Agreement shall be automatically terminated and the Collateral Agent and the Lenders shall, upon the request and at the expense of the Grantor, forthwith release all of their liens and security interests hereunder and shall authorize all UCC termination statements and/or other documents reasonably requested by the Grantor evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive the termination of this Security Agreement.

         Section 3.2 Reinstatement. This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Lender as a "voidable preference", "fraudulent conveyance" or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by any Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

         Section 3.3 Amendments; Waivers; Modifications. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged, or terminated except as set forth in Section 13.6 of the Credit Agreement.

         Section 3.4 Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Collateral Agent and the Lenders hereunder, to the benefit of the Agents and the Lenders and their successors and permitted assigns; provided, however, that the Grantor may not assign its rights or delegate its duties hereunder without the prior written consent of each Lender or as set forth in the Credit Agreement. To the fullest extent permitted by law, the Grantor hereby releases the each Agent and each Lender, and their respective successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of such Agent or such Lender, or its officers, employees or agents.

         Section 3.5 Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with Section 13.1 of the Credit Agreement.

         Section 3.6 Counterparts. This Security Agreement may be authenticated in any number of counterparts, each of which where so authenticated and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart. This Security Agreement may be authenticated by manual signature, facsimile, or, if approved in writing by the Collateral Agent, electronic means, all of which shall be equally valid. A telecopy of any such executed counterpart shall be deemed valid as an original.

         Section 3.7 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

         Section 3.8 Governing Law; Submission to Jurisdiction; Venue.

                  (a) THIS SECURITY AGREEMENT IS GOVERNED BY THE APPLICABLE LAW PERTAINING IN THE STATE OF NEW YORK, OTHER THAN THOSE CONFLICT OF LAW PROVISIONS THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION; PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) AND PROVIDED, FURTHER THAT THE AGENTS AND THE LENDERS RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. THIS GOVERNING LAW ELECTION HAS BEEN MADE BY THE PARTIES IN RELIANCE ON, AMONG OTHER THINGS, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AS AMENDED (AS AND TO THE EXTENT APPLICABLE), AND OTHER APPLICABLE LAW. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATES OF CALIFORNIA OR NEW YORK OR OF THE UNITED STATES LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, OR NEW YORK COUNTY, NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, EACH OF THE GRANTOR AND THE COLLATERAL AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GRANTOR AND THE COLLATERAL AGENT IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS SECURITY AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR ANY OTHER AGREEMENT, DOCUMENT, OR INSTRUMENT RELATED HERETO OR THERETO. NOTWITHSTANDING THE FOREGOING (i) THE AGENTS AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE GRANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE COLLATERAL AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                  (b) THE GRANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE GRANTOR AT ITS ADDRESS SET FORTH IN SECTION 13.1 OF THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE
         (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

                  (c) NOTWITHSTANDING ANY OTHER PROVISION OF THIS SECURITY AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER CREDIT DOCUMENT INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF EITHER PARTY HERETO BE DETERMINED BY BINDING ARBITRATION. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S.
         Code), notwithstanding any choice of law provision in this Security Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                  (d) Notwithstanding the provisions of clause (c) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an obligation to the Collateral Agent which is secured by real estate property collateral (exclusive of real estate space lease assignments). If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 3.8(e).

                  (e) At the request of any party a controversy or claim which is not submitted to arbitration as provided and limited in subsections 3.8(c) and (d) shall be determined by judicial reference. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

                  (f) No provision of clauses (c) through (f) shall limit the right of the Agents or the Lenders to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Collateral Agent's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

         Section 3.9 Waiver of Jury Trial. SUBJECT TO THE PROVISIONS OF
SECTION 3.8(c), EACH OF THE GRANTOR, THE AGENTS, AND THE LENDERS IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS SECURITY AGREEMENT, THE OTHER CREDIT DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ONE PARTY AGAINST THE OTHER PARTY OR ANY AGENT-RELATED PERSON OR PARTICIPANT, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE GRANTOR, THE AGENTS, AND THE LENDERS AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE GRANTOR, THE AGENTS, AND THE LENDERS AND THE COLLATERAL AGENT FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SECURITY AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS SECURITY AGREEMENT OR THE OTHER CREDIT DOCUMENTS.

         Section 3.10 Severability. If any provision of any of this Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions. This Security Agreement is to be read, construed, and applied together with the Credit Agreement and the other Credit Documents which, taken together, set forth the complete understanding and agreement of the Agents, the Lenders, and the Grantor with respect to the matters referred to herein and therein.

         Section 3.11 Survival. All representations and warranties of the Grantor hereunder shall survive the execution and delivery of this Security Agreement, the other Credit Documents, the delivery of the Notes and the Extensions of Credit under the Credit Agreement.

         Section 3.12 Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by the Grantor), or by a guarantee, endorsement or property of any other Person, then the Agents and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Agents and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Agents and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Agents' and the Lenders' rights or the Secured Obligations under this Security Agreement or under any of the other Credit Documents.

         Section 3.13 Rights of Required Lenders. All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, may be exercised by the Required Lenders and their representatives as set forth in the Credit Agreement.

         Section 3.14 Limitation by Law. All rights, remedies, and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered, or filed under the provisions of any applicable law.

         Section 3.15 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

         Section 3.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, without limitation, the provisions of Section 3.8 and Section 3.9, with its counsel.

         Section 3.17 Benefit of the Agents and the Lenders. All Liens granted or contemplated hereby shall be for the benefit of the Agents and the Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Credit Agreement.

         Section 3.18 Amendment and Restatement. The Grantor hereby ratifies and confirms the Liens granted by it under the Existing Security Agreement to the Collateral Agent, in its capacity as administrative agent under the Existing Credit Agreement, and agrees that such Liens are valid and enforceable and continue in full force and effect free of defense, counterclaim or offset. This Security Agreement constitutes an amendment and restatement of the Existing Security Agreement in its entirety. From and after the date hereof, all Liens arising under the Existing Security Agreement are hereby deemed to be renewed and continued (and not extinguished, discharged, or satisfied) as security for the Secured Obligations and hereafter shall be evidenced by and governed in accordance with this Security Agreement. All references in any of the Credit Documents to the Existing Security Agreement shall be deemed to mean this Security Agreement.




                 [Remainder of Page Intentionally Left Blank]

         Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

                                                GRANTOR:

                                                FRIEDMAN'S INC.


                                                By: /s/ Sam Cusano
                                                    -------------------------
                                                Name:  Sam Cusano
                                                Title: Chief Executive Officer



Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A.,
as Collateral Agent

By:       /s/ Robert Mostert
         --------------------------------
Name:    Robert Mostert
Title:   Vice President